Exhibit 99.2

FY21 Financial Results Conference Call & Webcast February 24, 2022 At the Forefront of Therapies for Rare Diseases

2 Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, manufacturing and supply plans, financing plans, and the projected revenues and cash position for the Company. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this presentation may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, and in particular the potential goals, progress, timing, and results of preclinical studies and clinical trials, and revenue goals, including as they are impacted by COVID-19 related disruption, are based on current information. The potential impact on operations and/or revenue from the COVID-19 pandemic is inherently unknown and cannot be predicted with confidence and may cause actual results and performance to differ materially from the statements in this release, including without limitation, because of the impact on general political and economic conditions, including as a result of efforts by governmental authorities to mitigate COVID-19, such as travel bans, shelter in place orders and third-party business closures and resource allocations, manufacturing and supply chain disruptions and limitations on patient access to commercial or clinical product or to treatment sites. In addition to the impact of the COVID-19 pandemic, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidates; the potential that we may not be successful in commercializing Galafold in Europe, U.K., Japan, the U.S. and other geographies or our other product candidates if and when approved; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we may not be able to manufacture or supply sufficient clinical or commercial products; and the potential that we will need additional funding to complete all of our studies, commercialization and manufacturing. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. With respect to statements regarding corporate financial guidance and financial goals and the attainment of such goals and statements regarding projections of the Company's revenue and cash position, actual results may differ based on market factors and the Company's ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Non-GAAP Financial Measures In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. When we provide our expectation for non-GAAP operating expenses on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains or losses. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

3 A Rare Company Patient Dedicated, Rare Disease Biotechnology Company with Sustained Double-Digit Revenue Growth, a Global Commercial Infrastructure, and Late-stage Development Capabilities AT-GAA a Two-Component Therapy under Regulatory Review for Pompe Disease GLOBAL COMMERCIAL ORGANIZATION World-Class CLINICAL DEVELOPMENT Capabilities EMPLOYEES in 27 Countries GALAFOLD & AT-GAA Gene Therapy PLATFORM Protein Engineering & Glycobiology $483M Cash as of 12/31/21 $350M-$365M FY22 Global Galafold Revenue PROFITABILITY expected in 2023 Cumulative $2B Peak Potential

2021 Strategic Priorities Accomplished: Setting the Stage for a Successful 2022 1 2 3 4 5 Achieve double-digit Galafold growth and revenue of $300M to $315M Report data from the AT-GAA Phase 3 PROPEL study and complete BLA and MAA filings for regulatory approvals Advance clinical studies, regulatory discussions, and scientific data across industry leading gene therapy pipeline Further manufacturing capabilities and capacity to build world-class technical operations to support all gene therapy programs Maintain strong financial position 4

5 Strategic Update Projected to achieve profitability in 2023 without the need for any further dilutive equity or equity-related financings Focus on core franchises in Fabry disease and Pompe disease through: .. Continued global growth of Galafold .. Approvals and launch of AT-GAA globally .. Investments in next generation therapies in Fabry and Pompe and in core science and platform technologies to address safe and efficient gene transfer Pipeline prioritization and R&D alignment to drive ~$400M in net savings through 2026 (approximately same amount in planned savings associated with previous Caritas spin off) Mutual Agreement to Terminate Proposed Merger Agreement of the Amicus Gene Therapy Business (“Caritas”) and as a Result, Amicus will:

2022 Strategic Priorities to Drive Value 1 2 3 4 5 Continued double-digit Galafold growth (15-20%) with revenue of $350M to $365M Secure FDA approval and positive CHMP opinion for AT-GAA Initiate successful, rapid launch in U.S. for AT-GAA Advance best-in-class next-generation genetic medicines and capabilities Maintain strong financial position on path to profitability 6

7 Galafold® (migalastat) Continued Growth... … building a leadership position in the treatment of Fabry disease

2021 Galafold Success (as of December 31, 2021)

Building on Galafold's Success and Leveraging Leadership Position to Drive Continued Growth

Galafold is first and only approved oral treatment option with a unique mechanism of action for Fabry patients with amenable variants



NDC 71904-100-01
Galafold™
(migalastat) capsules
123 mg
14 capsules
Lift to open
Amicus
Galafold™ (migalastat) capsules 123 mg
A1001

$306M +17% YoY 2021 Galafold Revenue

1,384 Amenable Mutations Included in EU Label

$350M-$365M 2022 Galafold Revenue Guidance

Continued Geographic Expansion in 2022

350 Amenable Variants in U.S. Label

40+ Countries with Regulatory Approvals

Galafold is indicated for adults with a confirmed diagnosis of Fabry Disease and an amenable variant. The most common adverse reactions reported with Galafold (≥10%) were headache, nasopharyngitis, urinary tract infection, nausea and pyrexia. For additional information about Galafold, including the full U.S. Prescribing Information, please visit https://www.amicusrx.com/pi/Galafold.pdf. For further important safety information for Galafold, including posology and method of administration, special warnings, drug interactions and adverse drug reactions, please see the European SmPC for Galafold available from the EMA website at www.ema.europa.eu.

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Amicus Therapeutics

9 Galafold Quarterly Trends Growth Remains Strong with Q4 Revenue of $82M and FY2021 Revenue of $306M $67M $71M $66M $77M $79M $82M 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Quarterly Galafold Sales .. Expect non-linear quarterly growth to continue due to uneven ordering patterns .. Distribution of Galafold sales by quarter in past 3 years: Q1 Q2 Q3 Q4 3 Year Avg. 21% 25% 26% 28%

10 Key Performance Indicators Lay the Groundwork for 2022 .. Hybrid business model (virtual/in-person) surpassed pre-COVID physician interactions .. Achieved estimated 49%+ global share of treated amenable patients .. Multiple new markets opened in 2021 with more expected in 2022 .. Global mix of switch (~55%) and previously untreated patients (~45%) .. Compliance and adherence over 90%+ .. Continue to support diagnostic initiatives to drive a shorter pathway to diagnosis FY21 Reflects Continued Galafold Strength with 1,750+ Treated Patients as Rate of Net New Patients Accelerates into 2022 $5M $37M $91M $182M $261M $306M $350M- $365M 2016 2017 2018 2019 2020 2021 2022 Annual Galafold Sales

11 Penetration of diagnosed untreated population Increase in newborn screening and diagnostic initiatives Strong intellectual property rights Continued penetration into existing markets Expansion into new geographies Broadening of labels Galafold Growth Opportunity $1B Annual Sales Opportunity at Peak Sustained double-digit revenue growth: Near-term growth to $500M driven by: Long-term growth towards peak sales potential driven by: Grew Galafold sales by +17% in 2021

12 - 43 countries with approvals - 35 countries reimbursed sales - Presence in 43 countries Experienced Global Commercial Team Global Commercial Infrastructure Highly Leverageable to Ensure Strong Global Launch of AT-GAA Galafold approvals in 40+ countries and commercial sales in 30+ of those today LEGEND Amicus Affiliate Distributor

13 AT-GAA (cipaglucosidase alfa + miglustat) … potential to establish a new standard of care for people living with Pompe disease

Pompe Disease Overview

Pompe is a Severe and Fatal Neuromuscular Disease Caused by the Deficiency of Lysosomal Enzyme GAA



- 5,000 – 10,000+ patients diagnosed WW[1]; newborn screening suggests significant underdiagnosis
- Age of onset ranges from infancy to adulthood
- Majority of patients on current standard of care decline after ~2 years
- Respiratory and cardiac failure are leading causes of morbidity and mortality
- Deficiency of GAA leading to lysosomal glycogen accumulation and cellular dysfunction
- Symptoms include muscle weakness, respiratory failure, and cardiomyopathy
- ~$1.2B+ global Pompe ERT sales[2]

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1. National Institute of Neurological Disorders and Stroke (NIH)
2. Based on 12 months ended December 31, 2021. Source: Sanofi Press Release

Amicus Therapeutics

15 Phase 3 PROPEL Study Results Endpoints Across Motor Function, Pulmonary Function, Muscle Strength, PROs, and Biomarkers Favored AT-GAA over Alglucosidase Alfa

16 AT-GAA: Key Takeaways .. Regulatory status update: – U.S. PDUFA date mid 20221 – CHMP opinion late 2022 – Planning for additional regulatory submissions .. Multiple early access mechanisms in place, including in the U.K., Germany, Japan, and others .. 150+ people living with Pompe disease are on AT-GAA today across our clinical extension studies and early access programs .. Ongoing supportive studies: – Late-Onset Pompe Disease (LOPD) in children and adolescents aged 0 to <18 – Infantile-Onset Pompe Disease (IOPD) Focused on Advancing AT-GAA to as Many Patients as Possible through Global Regulatory Pathways and Early Access Schemes 1FDA PDUFA date of May 29, 2022 for miglustat NDA and July 29, 2022 for cipaglucosidase alfa BLA

17 Launch Preparations Experienced and Passionate Rare Disease Medical and Commercial Organization Poised for Second Successful Launch Key Strengths Commitment to patient access Clear focus on launch Identification of key Pompe disease centers Development of educational materials Planning Access Education Team Great experience and passion Eagerness to introduce a potential new therapy upon approvals Highly leverageable team in place, few new hires needed Published Phase 3 PROPEL data in The Lancet Neurology Active medical conference schedule Multiple Early Access Programs in place Continued education on biology of disease and diagnosis Demonstrating value to payors including parity pricing strategy

18 Financial & Operational Strategy … maintaining a strong financial outlook

19 2021 Select Financial Results 2021 Revenue of $306M and Growth Rate of 17% from Global Galafold Sales Dec. 31, 2021 (in thousands, except per share data) Dec. 31, 2020 Product Revenue $305,514 $260,886 Cost of Goods Sold 34,466 31,044 R&D Expense 272,049 308,443 SG&A Expense 192,710 156,407 Changes in Fair Value of Contingent Consideration 6,514 3,144 Depreciation and Amortization 6,209 8,846 Loss from Operations (206,434) (246,998) Income Tax Expense (8,906) (2,598) Net Loss (250,460) (276,852) Net Loss Per Share (0.92) (1.07)

20 $412M $416M $407M Guidance: $470M-$485M 2019 2020 2021 2022 2023+ Non-GAAP Operating Expense Non-GAAP Expense Forecasting and Budgeting Historically In-Line with Company Guidance Guidance: $410M-$420M Guidance: $410M-$420M Guidance: $410M-$420M In 2023, Amicus expects non- GAAP operating expense levels to come down to a similar level as in 2021 ~$70M in Non-Recurring Items related to: • AT-GAA launch inventory • GTx portfolio obligations Non-GAAP Operating Expense

Financial Outlook and Path to Profitability

Clear Strategy to Build our Business, Advance our Portfolio, and Achieve Profitability

Sustain Galafold Revenue Growth

$306M full-year 2021 revenue, +17%

2022 Galafold revenue guidance of **$350M-$365M,** +15-20%

Secure Approvals of AT-GAA

Galafold and AT-GAA expected to drive strong double-digit growth long term

Deliver on Financial Goals

Focused on prudent expense management

Achieve profitability[1] in 2023

[1] Based on projections of Amicus non-GAAP Net Income under current operating plans, which includes successful AT-GAA regulatory approvals and continued Galafold growth. We define non-GAAP Net Income as GAAP Net Income excluding the impact of share-based compensation expense, changes in fair value of contingent consideration, depreciation and amortization, acquisition related income (expense), loss on extinguishment of debt, loss on impairment of assets, restructuring charges and income taxes.

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Amicus Therapeutics

Thank You

Appendix

24 Appendix